SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 11, 2002

Commission File No. 001-11155

WESTMORELAND COAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware	23-1128670
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14th Floor, 2 North Cascade Avenue, Colorado Springs, CO 80903
(Address of principal executive offices)                               (Zip Code)

Registrant’s telephone number, including area code: (719) 442-2600

Item 5. Other Events.

The Company announced today that the bankruptcy court presiding over Washington Group International’s reorganization has approved the previously announced agreement to settle all pending claims and litigation between Westmoreland Resources, Inc. and Washington Group International.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (c) Exhibits

          Exhibit 99.1 - Press release dated December 11, 2002.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: December 11, 2002	By: /s/ Ronald H. Beck
Ronald H. Beck
Vice President - Finance and Treasurer
(A Duly Authorized Officer)

EXHIBIT 99.1

Court Approves Settlement Between
Westmoreland Resources, Inc. and
Washington Group International

Colorado Springs, CO – December 11, 2002 -- Westmoreland Coal Company (AMEX:WLB) reported that the bankruptcy court presiding over Washington Group International’s (“Washington Group”) reorganization has approved the previously announced agreement to settle all pending claims and litigation between Westmoreland Resources, Inc. (“WRI”) and Washington Group International. Washington Group is the mining contractor and a 20% owner of WRI, which owns the Absaloka Mine near Hardin, Montana. Westmoreland Coal Company owns 80% of WRI.

Under the terms of the settlement, Washington Group has agreed to reimburse WRI for $3.6 million for dragline repair costs, withdraw claims with respect to amounts withheld by WRI for certain tons mined in 2001 and 2002, reduce mining prices effective as of October 1, 2002, and provide security for performance of final reclamation obligations.

“We are pleased that WRI has favorably resolved these lengthy disputes with its mining contractor. WRI must have the prompt and cost-effective performance of all mining and reclamation obligations by Washington Group now and for the future so that WRI’s attention can be more focused on market and business development opportunities and delivering a fair return to its owners,” said Christopher K. Seglem, Westmoreland Coal Company’s Chairman, President and CEO.

Westmoreland Coal Company is the oldest continuously operating independent coal company in the United States. The Company’s coal operations include Powder River Basin coal mining in Montana and lignite mining operations in Montana, North Dakota and Texas. Its power operations include ownership interests in two coal-fired and one natural gas-fired generating plants. The company also owns a 20% interest in an Atlantic coast coal shipping and terminal facility. Westmoreland is implementing a growth strategy dedicated to meeting America’s dual goals of low-cost power and a clean environment through the acquisition and development of complementary, niche opportunities in coal, power and other segments of the energy sector.

Certain statements in this report which are not historical facts or information are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, the information set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; healthcare cost trends; the cost and capacity of the surety bond market; the Company’s ability to manage growth and significantly expanded operations; the ability of the Company to implement its business strategy; the Company’s ability to pay the preferred stock dividends that are accumulated but unpaid; the Company’s ability to retain key senior management; the Company’s access to financing; the Company’s ability to maintain compliance with debt covenant requirements; the Company’s ability to successfully identify new business opportunities; the Company’s ability to achieve anticipated cost savings and profitability targets; the Company’s ability to negotiate profitable coal contracts, price reopeners and extensions; the Company’s ability to maintain satisfactory labor relations; changes in the industry; competition; the Company’s ability to utilize its tax net operating losses; the ability to reinvest excess cash at an acceptable rate of return; weather conditions; the availability of transportation; price of alternative fuels; costs of coal produced by other countries; demand for electricity; the effect of regulatory and legal proceedings; the claims between the Company and Washington Group International, Inc. and other factors discussed in Items 1, 3 and 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 and Form 10-Q for the quarter ended September 30, 2002, filed with the Securities and Exchange Commission. As a result of the foregoing and other factors, no assurance can be given as to the future results and achievement of the Company’s goals. The Company disclaims any duty to update these statements, even if subsequent events cause its views to change.

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Contact: Diane Jones (719) 442-2600